UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2016

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Purchase Agreement
On May 17, 2016, HomeStreet, Inc. (“HomeStreet”) entered into a Purchase Agreement (the “Purchase Agreement”) with Sandler O’Neill & Partners, L.P. (the “Initial Purchaser”), with respect to a private offering of $65 million in aggregate principal amount of its 6.50% Senior Notes due 2026 (the “Senior Notes”) at an offering price of 100% plus accrued interest, if any, from May 20, 2016. The Senior Notes were sold and issued in a private offering, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in reliance on Rule 144A under the Securities Act and accredited investors in reliance on Regulation D under the Securities Act. The offering of the Senior Notes closed on May 20, 2016 (the “Closing Date”). HomeStreet intends to use the net proceeds of the offering to support growth and for general corporate purposes. Pending the intended application of the net proceeds, they may be invested temporarily in interest-bearing obligations.
The Purchase Agreement contains customary representations, warranties and covenants by HomeStreet, and was subject to customary closing conditions. Under the terms of the Purchase Agreement, HomeStreet has agreed to indemnify the Initial Purchaser against certain liabilities or to contribute to payments the Initial Purchaser may be required to make in respect of those liabilities.
The foregoing description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
On the Closing Date, in connection with the sale and issuance of the Senior Notes, HomeStreet entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchaser with respect to the Senior Notes. Under the Registration Rights Agreement, HomeStreet agreed, subject to certain exceptions, to (i) file a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Senior Notes for new notes (the “Exchange Notes”) having terms substantially identical in all material respects to the Senior Notes within 120 days after the Closing Date, (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Closing Date, (iii) consummate the exchange offer as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, but in no event later than 210 days after the Closing Date, and (iv) keep the exchange offer open for not less than 20 days (or longer if required by applicable law). Under certain circumstances, including if HomeStreet is unable to consummate an exchange offer within 210 days after the Closing Date, HomeStreet may be required to file a shelf registration statement relating to resales of the Senior Notes. If HomeStreet defaults on certain of its obligations under the Registration Rights Agreement, HomeStreet has agreed to pay additional interest to the holders of the affected Senior Notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such default and an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest of 1.0% per annum.
The foregoing description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Indenture; 6.50% Senior Notes due 2026
On the Closing Date, in connection with the issuance of the Senior Notes, HomeStreet entered into an Indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”) pursuant to which the Senior Notes are issued.

The Indenture provides that the Senior Notes are general unsecured, senior obligations of HomeStreet and will not be guaranteed by any of HomeStreet’s subsidiaries. HomeStreet will pay interest on the Senior Notes under the Indenture at 6.50% per annum, semi-annually in arrears on June 1 and December 1, commencing on December 1, 2016.
HomeStreet may redeem some or all of the Senior Notes at any time prior to March 1, 2026 at a price equal to 100% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest to the redemption date, plus a “make-whole” premium. HomeStreet may redeem some or all of the Senior Notes on or after March 1, 2026 at a price equal to 100% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest to the redemption date.
The Indenture contains covenants that limit HomeStreet’s ability to, among other things: (i) pledge any voting stock of its primary banking subsidiary to secure indebtedness for borrowed money without making provisions for the Senior Notes to become equally and ratably secured with any and all such indebtedness; (ii) merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; or (iii) dispose of the stock of our primary banking subsidiary. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.
The foregoing description of the Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the form of the Senior Notes, which are filed as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Senior Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to HomeStreet’s current expectations and are subject to the limitations and qualifications set forth in HomeStreet’s other documents filed with the SEC. Actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 8.01	Other Events

On May 20, 2016, HomeStreet issued a press release announcing the closing of the offering of its Senior Notes as described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Item 8.01 of this Current Report, including the press release furnished as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

4.1	Registration Rights Agreement dated May 20, 2016 between HomeStreet, Inc. and Sandler O’Neill & Partners, L.P.
4.2	Indenture dated as of May 20, 2016 between HomeStreet, Inc. and Wells Fargo Bank, National Association, as Trustee
4.3	Form of Notes
10.1	Purchase Agreement dated May 17, 2016 between HomeStreet, Inc. and Sandler O’Neill & Partners, L.P.
99.1	Press Release dated May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016.

HomeStreet, Inc.

By:	/s/ Melba A. Bartels
Melba A. Bartels
Senior Executive Vice President and
Chief Financial Officer